EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-121025) of PowerDsine Ltd. of our report dated February 7, 2006 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Kesselman & Kesselman Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv
June 29, 2006